[Letterhead of Citigroup]	Exhibit 10.20

June 11, 2004

Sequent Capital, LLC

1270 Avenue of the Americas

Suite 1905

New York, New York 10020-2102

Attention: Mr. Antoine Haddad

Re:	Management Agreement Renewals

Dear Mr. Haddad:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2005 and all other provisions of the Management Agreements will remain unchanged.

•	CTA CAPITAL LLC
•	Citigroup Emerging CTA L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5043.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC
By:	Daniel R. McAuliffe, Jr.
Daniel R. McAuliffe, Jr. Chief Financial Officer & Director

By:	/s/ Antoine Haddad

Print Name:	Antoine Haddad, Managing Member
DRMcA/sr